UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2017

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, NOW Inc. (the “Company”) issued a press release announcing some updates in the Company’s succession planning for its Chief Financial Officer and Chief Accounting Officer positions. Mr. Daniel Molinaro, the Company’s current Chief Financial Officer, will become the Company’s Executive Vice President, and Mr. David Cherechinsky, the Company’s current Chief Accounting Officer, will become the Company’s Senior Vice President and Chief Financial Officer, effective February 16, 2018. Further, Mr. Mark Johnson at that time will become the Company’s Vice President, Corporate Controller and Chief Accounting Officer, replacing Mr. Cherechinsky in that role.

Mr. Cherechinsky, 53, has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since May 2014, and previously as Senior Vice President – Finance for National Oilwell Varco’s Distribution business group from 2003, and until the Company was spun off in May 2014 as Senior Vice President – Finance for National Oilwell Varco’s Distribution & Transmission business segment from 2011.

Mr. Johnson, 36, has served as the Company’s Vice President - Finance and Assistant Corporate Controller since May 2014, and previously as Vice President – Finance for the National Oilwell Varco Distribution business group. He started with National Oilwell Varco in 2008 and is a CPA.

The full text of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report on Form 8-K:

99.1	NOW Inc. press release dated November 16, 2017 announcing organizational changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2017	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel